EXHIBIT 4.01 -- SPECIMEN CERTIFICATE

                                                     CUSIP NO. 92685Q 10 1

                                                          COMMON STOCK

NUMBER                                                       SHARES
Xxxxx                                                        Xxxxxx

                            VIKING SYSTEMS, INC.

        25,000,000 AUTHORIZED SHARES    $.001 PAR VALUE     NON-ASSESSABLE



     This Certifies that    VOID



     is the registered holder of   Xxxxxxxx


Shares of VIKING SYSTEMS, INC. Common Stock transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:     Xxxx



COUNTERSIGNED AND REGISTERED
Fidelity Transfer Company
Salt Lake City, UT              Dated:
BY                   Transfer Agent and Registrar
Authorized Signature

                                 [SEAL]


  /S/                                            /S/
       Secretary                                      President